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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
INVESTOR RELATIONS:                                    MEDIA RELATIONS:
John Pitt                                              Silvia Davi
212 310 7481                                           212 310 7792
john.pitt@instinet.com                                 silvia.davi@instinet.com

For Immediate Release

                  INSTINET ANNOUNCES NEW SENIOR MANAGEMENT TEAM

NEW YORK - NOV. 1, 2002 - Instinet Group Incorporated (Nasdaq: INET) announced today its new senior management team. Today's appointments represent a combination of Instinet and Island senior executives. All of these appointments are effective immediately.

Jean-Marc Bouhelier will continue to serve as Chief Operating Officer, Instinet Group Incorporated. Paul Merolla will continue to serve as General Counsel, Instinet Group Incorporated. Mark Nienstedt, Instinet's President and Chief Financial Officer, will continue to serve as Instinet's President, however, John Fay, formerly Island Chief Financial Officer, will now serve as Instinet's Chief Financial Officer. Will Sterling will continue in his dual capacity of Island's President and Chief Technology Officer while taking on the additional responsibility of leading Instinet's Broker-Dealer Execution and Clearing Group. Andrew Goldman, formerly the head of Corporate Communications for Island, will now head up Global Marketing and Communications for Instinet. Alex Goor, now serving as head of the Instinet-Island integration effort, will also take on the responsibilities of Strategy and Planning for Instinet.

All of these individuals will report to Ed Nicoll, Instinet's Chief Executive Officer.

"We are fortunate to have extremely talented managers within our organization who bring a combination of expertise in their fields and exceptional leadership skills. I'm confident that we'll have one of the strongest and hardest-working teams focused on meeting the needs of customers and delivering value to our shareholders," said Ed Nicoll.

ABOUT INSTINET:

Instinet, through affiliates, is the largest global electronic agency securities broker and has been providing investors with electronic trading solutions for more than 30 years. Our services enable buyers and sellers worldwide to trade securities directly and anonymously with each other, have the opportunity to gain price improvement for their trades and lower their overall trading costs. Through our electronic platforms, our customers also can access over 40 securities markets throughout the world, including Nasdaq, the NYSE


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and stock exchanges in Frankfurt, Hong Kong, London, Paris, Sydney, Tokyo,
Toronto and Zurich. We also provide our customers with access to research generated by us and by third parties, as well as various informational and decision-making tools. Unlike most traditional broker-dealers, we act solely as an agent for our customers and do not trade securities for our own account or maintain inventories of securities for sale.

                                      # # #

This press release is for information purposes only and is not intended as an offer or solicitation with respect to the purchase or sale of any security.

(C) 2002 Instinet Corporation and its affiliated companies. All rights reserved. Member NASD/SIPC. INSTINET and the INSTINET Mark are service marks in the United States and in other countries throughout the world. Instinet Corporation is a subsidiary of Instinet Group Incorporated. The Island ECN, Inc., member NASD/CSE/SIPC, is a subsidiary of Instinet Group Incorporated. Approved for distribution in the UK by Instinet Europe Limited which is regulated by the FSA and is a member of the LSE.

This news release may be deemed to include forward-looking statements relating to Instinet. Certain important factors that could cause actual results to differ materially from those disclosed in such forward-looking statements are included in Instinet's Quarterly Report on Form 10-Q for the period ended June 30, 2002 as Exhibit 99.1, and other documents filed with the SEC and available on the Company's website. Certain information regarding Nasdaq trading volumes is also included in the Instinet's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 and on the Company's website at www.instinet.com. These statements speak only as of the date of this news release, and the Company does not undertake any obligation to update them.